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                                                                  Exhibit 10(bb)

                            SPECIAL AWARD STOCK PLAN
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SECTION 1. ESTABLISHMENT.

     Pursuant to the 1997 Long-Term Stock Incentive Program (the "Program"), Sprint Corporation, a Kansas corporation (the "Company"), hereby establishes a stock plan to be named the Special Award Stock Plan (the "Plan").

SECTION 2. PURPOSE.

     The Plan shall consist of two stock award programs: the Chairman Awards and the Scupin Awards for Humanitarian Services (collectively, the "Award Programs").

Chairman Awards
---------------

     The purpose of the Chairman Awards is to recognize and reward employees who have made outstanding contributions to the Company above and beyond normal expectations for their positions. By recognizing these outstanding accomplishments, the Chairman Awards serve to encourage and motivate all employees to achieve greater results in their individual jobs.

Scupin Awards for Humanitarian Service
--------------------------------------

     The purpose of the Scupin Awards for Humanitarian Service (the "Scupin Awards") is to recognize and reward employees who perform an unusually meritorious act of humanitarian service and courage at the risk of life or personal safety to help a fellow human being. Scupin Awards demonstrate the Company's commitment to community and humanitarian service.

SECTION 3. ADMINISTRATION.

     The Award Programs shall be administered by the officer who heads the Company's Human Resources Department (the "VP-HR"). The VP-HR from time to time may adopt (and thereafter amend and rescind) such rules and regulations for carrying out the Award Programs and take such action in the administration of the Award Programs, not inconsistent with the provisions of the Plan and the Program, as such officer shall deem proper. The interpretation and construction of any provisions of the Award Programs by the VP-HR shall, unless otherwise determined by the Board of Directors of the Company or the Compensation Committee of the Board of Directors of the Company, be final and conclusive. No member of the Board of Directors or the Compensation Committee, and no officer of the Company, shall be liable for any action or determination made in good faith with respect to the Plan or any grant under it.

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Chairman Awards
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     Nominations for Chairman Awards may be made by the Chief Executive Officer, the President or any Vice President of the Company, by the Chief Executive Officer, the President or any Vice President of Sprint Communications Company L.P., and by the President or business unit head of the Company's other subsidiaries. Nominations are to be submitted to the VP-HR. All awards must be approved by the Chairman and Chief Executive Officer of the Company (the "CEO") unless the award is to an officer of the Company, in which case the award must be approved in advance by the Compensation Committee.

Scupin Awards for Humanitarian Services
---------------------------------------

     Nominations for Scupin Awards may be made by any supervisor. Nominations are to be submitted to the VP-HR. All awards must be approved by the CEO or any Senior Officer or Senior Officers of the Company (as defined in the Program) designated by the CEO unless the award is to an officer of the Company, in which case the award must be approved in advance by the Compensation Committee. There will be three categories of Scupin Awards: the Gold Award (an award of 200 shares of Sprint FON common stock and 100 shares of Sprint PCS common stock), the Silver Award, (an award of 100 shares of Sprint FON common stock and 50 shares of Sprint PCS common stock) and the Bronze Award (an award of 20 shares of Sprint FON common stock and 10 shares of Sprint PCS common stock)./1/ The VP-HR will determine the criteria for eligibility for each category of award.

SECTION 4. TOTAL NUMBER OF SHARES SUBJECT TO GRANT.

     The maximum number of shares of FON common stock ($2.00 par value) of the Company which may be issued under the Plan shall not exceed 200,000 and the maximum number of shares of PCS common stock ($1.00 par value) of the Company which may be issued under the Plan shall not exceed 100,000 (subject to adjustment as provided in Section 7 hereof)./2/ The shares issued under the Plan may be either treasury shares or authorized but unissued shares. The maximum number of shares of common stock which may be issued in any calendar year, together with shares of common stock subject to other awards under the Program, shall not exceed the limits set forth in Section 4(a) of the Program. The CEO and his designee may not make awards to any one individual in excess of 30,000 FON shares and 15,000 PCS shares and may not make awards aggregating in excess of 100,000 FON shares and 50,000 PCS shares between meetings of the Compensation Committee./3/

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/1/ Originally, Gold Award was 100 shares of Sprint common stock, Silver Award was 50 shares of Sprint common stock, and Bronze Award was 10 shares of common stock. The change reflects the recapitalization in 1998, the 1999 split of the FON common stock and the 2000 split of the PCS common stock.

/2/ Originally, the Plan provided for the issuance of 100,000 shares of common stock. The change reflects the recapitalization in 1998, the 1999 split of the FON common stock and the 2000 split of the PCS common stock.

/3/ Originally, the Plan provided for a limitation of 15,000 shares to any one individual and an aggregate of 50,000 shares. The change reflects the recapitalization in 1998, the 1999 split of the FON common stock and the 2000 split of the PCS common stock.

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SECTION 5. ELIGIBILITY.

     Chairman Awards and Scupin Awards may be granted to any employee of the Company and its Affiliates; provided that no grants shall be made to any employee who is an officer or director of the Company or who will be proposed to be elected as an officer or director at the next meeting of the Board of Directors or Stockholders of the Company unless the Compensation Committee approves such award in advance.

     No award may be granted to any individual who immediately after the grant owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary.

SECTION 6. TAX TREATMENT OF AWARDS.

     The market value of the stock awards made under the Plan is taxable to the recipient. Market value will be determined using the average of the high and low stock price on the date of the award.

     The Company or Affiliate that employs the recipient of the award will pay, on behalf of the recipient, the minimum required federal, state and local income withholding taxes applicable to the Chairman Awards and Scupin Awards, as well as the required FICA taxes (including the required minimum taxes resulting from such tax payment). The value of the stock award plus all taxes paid on the recipient's behalf will be reported on Form W-2.

SECTION 7. CHANGE IN STOCK, ADJUSTMENTS, ETC.

     In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or a dividend payable in capital stock, appropriate adjustment shall be made by the Compensation Committee in the number and kind of shares that may be granted under the Plan and that may be granted by the CEO or a designated senior officer of the Company under the Plan.

SECTION 8. DURATION, AMENDMENT AND TERMINATION.

     The Board of Directors of the Company may at any time terminate the Plan or make such amendments to the Plan as it shall deem advisable and in the best interests of the Company; provided, that any such amendment shall be consistent with the provisions of the Program, as it may be amended from time to time.

     No awards of stock shall be granted under the Plan after the last permissible date for the granting of awards under the Program.

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SECTION 9. EFFECTIVENESS OF PLAN.

     This Plan shall be effective as of August 9, 1994.

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